Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-248096) pertaining to the 2019 Omnibus Incentive Plan of New Frontier Health Corporation of our report dated 4 June 2021, with respect to the consolidated financial statements of New Frontier Health Corporation included in this Annual Report (Form 20-F) for the year ended 31 December 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Beijing, the People's Republic of China
4 June 2021